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                                                         Exhibit 99.10

                                 [COMPANY LOGO]


FOR IMMEDIATE RELEASE           CONTACT:

                                   (Investors)    David R. Tinkham
                                                  Chief Financial Officer
                                                  (312) 917-4288

                                   (Media)         Susan M. Crusoe
                                                   Sr. Vice President
                                                   (312) 917-8877

              HORIZON GROUP PROPERTIES ENGAGES FINANCIAL ADVISOR
                        TO EXPLORE STRATEGIC ALTERNATIVES

     (Chicago, Illinois - September 24, 1999) -- Horizon Group Properties, Inc. (Horizon) (NASDAQ: HGPI), an owner, operator and developer of factory outlet and power centers, today announced it had engaged Secured Capital Corp as financial advisor to assist the Company in studying strategic alternatives to enhance shareholder value including, but not limited to, the sale or other disposition of some or all of its real estate portfolio. Concurrently, the Company is assessing alternative business opportunities going forward. There can be no assurance that a transaction will result involving the Company.

     "During the past year, we have made significant improvements to our portfolio by increasing occupancy and sales. Several centers are now near or at full occupancy and several are positioned for expansion. We believe there is significantly more equity value in our portfolio than the market is giving us credit for based on our current share price," said Gary J. Skoien, Chairman,

                                   -- MORE --

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Horizon Engages Financial Advisor
To Explore Strategic Alternatives
Page Two

President and Chief Executive Officer of Horizon. "We are encouraged by the private market valuation of factory outlet centers as evidenced by several recent private sale transactions."

     Based in Chicago, Illinois, Horizon Group Properties, Inc. has 13 operating factory outlet centers and one power center in 11 states totaling more than 2.9 million square feet.

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     Safe Harbor Statement: The statements contained herein, which are not historical facts, are forward-looking statements based upon economic forecasts, budgets, and other factors which, by their nature, involve known risks, uncertainties and other factors which may cause the actual results, performance or achievements of Horizon Group Properties, Inc. to be materially different from any future results implied by such statements. In particular, among the factors that could cause actual results to differ materially are the following: business conditions and the general economy, competitive factors, interest rates and other risks inherent in the real estate business. For further information on factors which could impact the Company and the statements contained herein, reference is made to the Company's filings with the Securities and Exchange Commission.